EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

                                                  Jurisdiction of
Name                                              Incorporation
----                                              ---------------

Cypress Semiconductor (Minnesota) Inc......       Delaware
Cypress Semiconductor (Texas) Inc..........       Delaware
Cypress Semiconductor Technology, Ltd......       Cayman Islands
Cypress Manufacturing Ltd..................       Cayman Islands
Cypress MicroSystems.......................       Delaware
Silicon Light Machines.....................       Delaware
Silicon Magnetic Systems...................       Delaware
SunPower Corporation.......................       California